UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2017

MVC CAPITAL, INC.
(the “Fund”)
(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00201	943346760
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

287 Bowman Avenue, 2nd Floor Purchase, NY	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 701-0310
N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On May 30, 2017, U.S. Gas & Electric, Inc. (“USG&E”), MVC Capital, Inc. (“MVC”) and James B. Wiser entered into a merger agreement with the Crius Energy Trust (“Crius”), Crius Solar Fulfillment LLC, Verengo, Inc. and Mace Merger Sub., Inc. (the “Merger Agreement”). The Merger Agreement provides for, among other things, the acquisition of USG&E, MVC’s largest portfolio company, by Verengo, Inc., indirectly through the merger of Mace Merger Sub., Inc. with and into USG&E, with USG&E continuing as the surviving corporation (the “Crius Transaction”).

Summary of the Merger Agreement

The Crius Transaction is expected to be completed by July 5, 2017.  Upon the completion of the Crius Transaction, each issued and outstanding share of Mace Merger Sub., Inc. common stock shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into and become one share of Class A Common of the surviving corporation, and each share of USG&E shall be cancelled and the holders of such shares shall instead be entitled to receive the Merger Consideration, as described below.

Under the terms of the Crius Transaction, USG&E stockholders will receive aggregate consideration totaling $172.5 million (including $20.0 million for working capital), plus balance sheet cash at closing of approximately $11.5 million, less the repayment of all indebtedness and transaction costs, and subject to a potential adjustment for working capital, if required.  The aggregate of $172.5 million consists of: (i) $95.0 million in cash; (ii) $47.5 million in principal amout of 9.5% second-lien callable notes due in June 2025; and, (iii) Crius trust units valued at the time of this announcement of approximately $30.0 million, based on a trailing 10-day volume-weighted average price (“VWAP”).  The trust units, which currently yield approximately 7.5%, will be subject to a six-month lock-up.

Legacy Holders:  Legacy Holders include all shareholders of USG&E other than MVC Capital, Inc., Phillip George, Franklin C. Lewis, James Pinto, Robert Paladino, Victor Ferreira, and Big Apple Energy, LLC (the “Legacy Holders”).  The Legacy Holders collectively hold approximately 10.5% of the outstanding stock of USG&E.  The consideration paid to the Legacy Holders for their shares in USG&E shall be in cash.

Non-Legacy Holders:  The Non-Legacy Holders are MVC Capital, Inc., Phillip George, Franklin C. Lewis, James Pinto, Robert Paladino, Victor Ferreira, and Big Apple Energy, LLC (the “Non-Legacy Holders”).  Such Non-Legacy Holders hold approximately 89.5% of the outstanding stock of USG&E.  The consideration paid to the Non-Legacy Holders shall be a combination of cash, Crius units, and promissory notes.

The Crius units that will be issued to the Non-Legacy Holders at Closing shall be issued based upon a valuation equal to  the  VWAP of the units for the 10-day period ending on the last trading day prior to the execution of the Merger Agreement.  The units received by MVC will be subject to a six-month lock-up period and the units received by the other Non-Legacy Holders will be subject to a four-month lock-up period. A form of the Lock-Up Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference into this report.

The promissory notes that will make up a portion of the consideration paid to the Non-Legacy Holders will have an eight-year maturity and will bear interest at an annual rate of 9.5%.  The promissory notes will be secured by a second priority lien on the assets of USG&E and will be guaranteed by Crius.

The Crius units and the promissory notes shall be issued to each Non-Legacy Holder at the time of Closing in proportion to such Non-Legacy Holder’s ownership interest in USG&E.

Based on MVC’s ownership stake in USG&E, the fair value of the consideration that it will receive in the Crius Transaction is approximately $117.1 million (excluding any illiquidity discount that will be applied), as compared to the fair value of MVC’s equity investment in USG&E of $89.4 million, as of January 31, 2017.  The $117.1 million is comprised of: (i) estimated cash of approximately $50.1 million; (ii)  second-lien notes with an estimated fair value of $41.4 million (taking into account certain potential indemnification adjustments);  and (iii) Crius trust units valued at the time of this announcement at approximately $25.6 million, based on a trailing 10-day VWAP.  This consideration reflects the allocation of cash to the Legacy Holders and a deduction from the cash portion of the purchase price for repayment of indebtedeness, and is subject to a possible working capital adjustment.

At the closing of the Crius Transaction, USG&E will repay to MVC two outstanding loans to USG&E, totaling $10.9 million, and will pay to MVC  deferred consulting fees, which will be deducted from the cash portion of the purchase price, as described above.  Accordingly, the total amount that MVC will receive in connection with the transaction (subject to a possible working capital adjustment) is  approximately $128.7 million, a 28.4% premium over the last publicly reported fair market value of MVC’s investments in USG&E, as of January 31, 2017.

Expenses.  The Merger Agreement provides that, whether or not the Closing occurs, all expenses incurred by any party to the Merger Agreement in connection with the Merger Agreement and the transactions contemplated by it, will be paid by the party incurring those expenses.

Representations and Warranties. Under the Merger Agreement, the parties have made various representations and warranties.

Conditions to Completion.  The Crius Transaction is subject to a number of closing conditions, including, but not limited to, the approval of Federal Energy Regulatory Commission (FERC) under Section 203 of the Federal Power Act, the expiry or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the approval of a majority of the Legacy Holders, USG&E having completed all of its delivery obligations, USG&E completing the actions contemplated by the Merger Agreement such as the liquidation of certain natural gas wells, the execution of certain agreements as set out in the Merger Agreement and executed resignations of each officer and director of each of the USG&E Companies.

Covenants.  The Merger Agreement also contains mutual customary pre-closing covenants of the parties thereto, including covenants, among others, of USG&E to conduct its businesses in the ordinary course and in compliance in all material respects with all applicable laws and to refrain from taking certain actions without the other party’s consent.

Termination of the Merger Agreement.  The Merger Agreement may be terminated by the parties prior to the closing upon mutual written consent or if the necessary stockholder approval is not obtained. The Merger Agreement may be terminated solely by USG&E (i) if Verengo has committed a material breach of any representations and warranties, (ii) if the board of directors of USG&E has determined it is in the best interest to enter into a Superior Proposal, or (iii) if the transactions contemplated by the Merger Agreement, by no fault of USG&E, have not be consummated on or before August 31, 2017. The Merger Agreement may be solely terminated by Verengo (i) if USG&E has committed a material breach of any representations and warranties, or (ii) the transactions contemplated by the Merger Agreement, by no fault of Mace Merger Sub., Inc., have not be consummated on or before August 31, 2017. Neither Verengo nor USG&E may terminate the Merger Agreement unless it has given the other party notice of its intent to terminate at least ten days prior to the date of such intended termination, during which period the other party shall have the opportunity to cure such breach. If either party terminates due to a material breach, the breaching party shall pay the non-breaching party liquidated damages in the amount of $7,000,000.  In addition, if USG&E terminates upon receiving a superior proposal, USG&E shall pay Verengo liquidated damages in the amount of $7,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about MVC, USG&E, Crius or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of MVC, USG&E, Crius or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MVC’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding MVC that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Item 1.02	Termination of a Material Definitive Agreement.

TERMINATION OF MERGER AGREEMENT

On April 24, 2017 MVC Capital, Inc. (“MVC”) and certain other shareholders of U.S. Gas & Electric, Inc. (“USG&E”) entered into a Stock Purchase and Plan of Merger (“Equus Agreement”) with Equus Total Return, Inc. (“Equus”) and ETR Merger Sub., Inc. (“Merger Sub”), a newly-formed wholly-owned subsidiary of Equus.   Under the terms of the Equus Agreement, USG&E was entitled to terminate the Equus Agreement if it received an unsolicited offer that it deemed superior to the Equus offer (a “Superior Proposal”) after providing Equus with at least three business days’ notice of MVC’s intent to terminate the Equus Agreement.

On May 19, 2017, MVC received an unsolicited offer from Crius Energy, LLC, a subsidiary of Crius Energy Trust (collectively, “Crius”) to acquire 100% of USG&E (the “Crius Offer”).  The Boards of MVC and USG&E determined that the Crius Offer constituted a Superior Proposal under the Equus Agreement and on May 23, 2017 provided notice of such Superior Proposal and of MVC’s and USG&E’s intent to terminate the Equus Agreement to Equus.  On May 30, 2017, MVC and USG&E terminated the Equus Agreement, and in connection with such termination,  USG&E paid to Equus a termination fee of $2,500,000.   A copy of the notice of termination is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger by and among Verengo, Inc., Mace Merger Sub., Inc., U.S. Gas & Electric, Inc., MVC Capital, Inc., James B. Wiser, Crius Energy Trust, and Crius Solar Fulfillment, LLC dated as of May 30, 2017.

2.2	Form of Lock-Up Agreement.
10.1	Notice of Termination.

Additional Information

Pursuant to the Merger Agreement, in connection with the sale, Crius will file with the Toronto Securities Exchange (“TXS”) a short form prospectus, as well as other relevant documents concerning the Crius Transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS, INCLUDING THE PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRIUS, USG&E, THE CRIUS TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the TXS free of charge at the Canadian Securities Administrators website, www.sedar.com.  In addition, additional information regarding the Crius units may be obtained free of charge by accessing Crius’ website at www.criusenergytrust.ca, and documents filed with the SEC by MVC may be obtained free of charge by accessing MVC’s website at www.mvccapital.com.  Shareholders may also read and copy any reports, statements and other information filed by MVC with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification or exemption under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC Capital, Inc.

Date: June 1, 2017	By:	/s/ Michael Tokarz
Name: Michael Tokarz
Title: Chairman

INDEX TO EXHIBITS

Exhibits

2.1
Agreement and Plan of Merger by and among Verengo, Inc., Mace Merger Sub., Inc., U.S. Gas & Electric, Inc., MVC Capital, Inc., James B. Wiser, Crius Energy Trust, and Crius Solar Fulfillment, LLC dated as of May 30, 2017.

2.2	Form of Lock-Up Agreement.
10.1	Notice of Termination.